Trimont Capital Inc.
c/o Zephyr International, Zephyr House,
Mary Street, Georgetown, Grand Cayman,
Cayman Islands B. W. I


Private Placement Financing Agreement


Trimont Capital Inc. [the Broker] a Corporation duly constituted in the Cayman Islands, British West Indies and Images of Life, Inc. [the Company] a duly constituted Corporation in the state of Nevada, USA, do hereby agree as follows:

A.	The Company hereby employs the Broker and assigns to the Broker the right on an exclusive basis to obtain commercial financing in the form of common equity privately placed with investors by means of the sale of treasury stock.

B.	The amount of financing applied for hereunder is US $500,000.

C.	The Broker hereby acknowledges and allows the full contract terms and conditions of the investor's equity placement are be on the scope of this
Brokerage to predict to limit.   The Company accepts the underwriting
limitation imposed by an investor's judgment or the Company's financial
strength, appraisal or business plan.   The sale of stock shall be at the
prevailing free market price as dictated by the quotations posted on the OTC Bulletin Board.

D.	The Company will provide a complete disclosure of its business plan and financial statements in the standard reporting Form 15C- 211 as defined by the Securities and Exchange Commission. The Company warrants that all information provided in its Form 15C-211 is accurate and in the case of any projections or forward-looking statements has been compiled on the basis of reasonable information that may exist at the time of its preparation.

E.	The Company agrees that all documents given to the Broker for use in arranging any financing shall be true and correct at the time said materials are given to the Broker and that they shall remain true and correct through
the closing of any financing.   The Broker is permitted and required to report
timely any material changes in the Company's financial position to investors.

F.	The Company hereby authorizes the Broker and investors to independently verify the statements contained in the Form 15C-211.


 .
G.	As compensation the Broker shall receive 250,000 shares of the Company restricted in accordance with section 144 the Securities Exchange Act of 1934, for each and every $250,000 provided to the Company under this agreement.

H.	Fees earned by the Broker shall be paid in four installments, on receipt of each cumulative total of  $250,000 paid the Company.

I.	If within twenty four (24) months of the date of this or any extension thereofthe Broker obtains for the Company a private placement financing totaling or exceeding the sum defined in section B herein, then the Broker shall have been deemed to have performed this contract.

J.	The Broker may publish and advertise this funding upon completion.

This agreement is made on the 10th day of January, 1999, at the offices of Trimont Capital Inc, Georgetown, Grand Cayman, Cayman Islands B. W. I.

FOR   Images of Life, Inc.

							Witnessed: ____________________

/s/	"J. R. Hedges", President
________________________


FOR Trimont Capital Inc.


							Witnessed: ____________________
/s/  	"A. D. Rowe", President
________________________





Amendment #1


Private Placement Financing Agreement

between

Trimont Capital Inc. and

Images of Life, Inc

The Private Placement Agreement between the parties dated 10th January 1999 is hereby amended as follows:

1.	Trimont Capital Inc. it is a shareholder of Images of Life, Inc..

2.	Through out the document the term "the Broker" shall be replaced by "Trimont"

3.	Item A. of the contract is deleted and replaced with the following:

"The Company agrees to obtain commercial financing in the form of a private placement of funds from and through Trimont."

This amendment reflects the actions of the parties to the original agreement since its inception and is made on the 11th day of January, 2000, at the offices of Trimont Capital Inc, Georgetown, Grand Cayman, Cayman
Islands B. W. I.

FOR   Images of Life, Inc.

							Witnessed: ____________________

/s/"J. R. Hedges", President
________________________


FOR Trimont Capital Inc.


							Witnessed: ____________________
/s/	"A. D. Rowe", President
________________________











Exhibit 1 to 10SB